040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20170271912-32
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/23/2017 4:07 PM
	Entity Number E0301662017-5

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation: UNITED EXPRESS INC

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: ______ Name
- [X] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

UNITED EXPRESS INC
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

4345 W.POST ROAD	LAS VEGAS	Nevada 89118
Street Address	City	Zip Code
		Nevada
Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ANDREI STOUKAN
Name

4345 W.POST ROAD	LAS VEGAS	NV	89118
Street Address	City	State	Zip Code

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ANDREI STOUKAN
Name

X ANDREI STOUKAN
Incorporator Signature

4345 W.POST ROAD	LAS VEGAS	NV	89118
Address	City	State	Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X UNITED EXPRESS INC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/23/2017
Date

This form must be accompanied by appropriate fees.